Exhibit 10.12

DIRECTORS ANNUAL STOCK OPTION AGREEMENT

UNDER THE ELECTROCORE, INC.

2018 OMNIBUS EQUITY COMPENSATION PLAN

Name of Grantee:	(the “Grantee”)

No. of Shares Underlying Options:	(the “Underlying Shares”)

Grant Date:	(the “Grant Date”)

Expiration Date:	(the “Expiration Date”)

Exercise Price/Share:	$ (the “Exercise Price”)

Pursuant to the electroCore, Inc. 2018 Omnibus Equity Compensation Plan (the “Plan”), electroCore, Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to the Grantee, an Option to purchase, on or prior to the Expiration Date (or such earlier date as provided in Section 3 below), all or any part of the number of Shares of Common Stock of the Company indicated above (the “Underlying Shares,” with such Shares once issued being referred to herein as “Option Shares”) at the Exercise Price per share indicated above.

Notwithstanding anything in this Nonqualified Stock Option Agreement (the “Agreement”) to the contrary, this Option and any Option Shares acquired upon shall be subject to, and governed by, all the terms and conditions of the Plan. To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.

All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.

1. Vesting and Exercisability. Subject to such further limitations as are provided in the Plan and as set forth herein, the Option shall vest and become exercisable on the close of business the day prior to the first annual meeting of the Company’s stockholders following the Grant Date.

2. Exercise of Option. Prior to the Expiration Date (or such earlier date provided in Section 3 below), the Grantee may exercise this Option by delivering a Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Underlying Shares with respect to which this Option is exercisable at the time of such notice and paying the Exercise Price for the number of Underlying Shares purchased. The Option may not be exercised for any fractional shares.

(a) Termination of Affiliation. Except as the Board may otherwise expressly provide, or as may otherwise be expressly provided in any agreement between the Company and the Grantee, if the Grantee has a Termination of Affiliation with the Company and all of its Affiliates, the period within which the Grantee may exercise this Option may be subject to earlier termination as set forth below:

(b) Termination of Affiliation Due to Death or Disability. If the Grantee’s Termination of Affiliation occurs by reason of such Grantee’s death or Disability, this Option may be exercised, to the extent exercisable on the date of such termination, by the Grantee or by the Grantee’s legal representative or legatee for a period of twelve (12) months from the date of such termination or until the Expiration Date, if earlier.

(c) Other Termination. If the Grantee’s Termination of Affiliation occurs for any reason other than death or Disability, this Option may be exercised, to the extent exercisable on the date of such termination, by the Grantee until the earlier of (i) the date that is three months from the date of the Grantee’s Termination of Affiliation or (ii) the Expiration Date.

(d) Treatment of Unvested Options on Termination of Affiliation. Any portion of this Option that is not exercisable on the date of the Grantee’s Termination of Affiliation for any reason shall terminate immediately and be null and void and of no further force and effect.

3. Status of Option. This Option is intended not to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended.

4. Withholding Taxes. The Grantee agrees to make appropriate arrangements with the Company (or the appropriate Affiliate that employed the Grantee) for the satisfaction of all applicable Federal, state, local and foreign income and employment tax withholding requirements, if any, arising in connection with the exercise of the Option. The Grantee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if the Grantee does not deliver or make arrangements to deliver such required withholding amounts to the Company at the time of exercise.

5. Miscellaneous Provisions.

(a) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(b) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(c) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

ELECTROCORE, INC.

By:
Name:
Title:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and understands that the Option granted hereby is subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Name:

DESIGNATION OF BENEFICIARY:

Appendix A

STOCK OPTION EXERCISE NOTICE

electroCore, Inc.

Attention: Corporate Secretary

Pursuant to the terms of the stock option agreement between myself and electroCore, Inc. (the “Company”) dated                      (the “Agreement”), under the Company’s 2018 Omnibus Equity Compensation Plan, I, [Insert Name]                             , hereby [Circle One] partially/fully exercise such Option by including herein payment in the amount of $             representing the purchase price for [Fill in number of Underlying Shares]                      Option Shares. I have chosen the following form(s) of payment:

[ ] 1.	Cash

[ ] 2.	Personal, certified or bank check payable to electroCore, Inc.

[ ] 3.	Wire transfer, or

[ ] 4.	through the sale of Option Shares through a broker-dealer to whom I have submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay the exercise price for such Option Shares, together with the amount of federal, state, local or foreign withholding taxes payable by me by reason of such exercise.

Sincerely yours,

Name:

Address: